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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Date of Report: December 28, 2000

                         Commission file number: 1-13521


                              HYPERCOM CORPORATION
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                     Delaware                        86-0828608
          -------------------------------       ----------------------
          (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)        Identification Number)

                            2851 West Kathleen Road
                             Phoenix, Arizona 85053
                         ------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (602) 504-5000
            --------------------------------------------------------
             (Registrant's telephone number, including area code)

                                  Not Applicable
            --------------------------------------------------------
         (Former name or former address, if changed since last report)








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ITEM 5.      OTHER EVENTS

On December 22, 2000, Hypercom Corporation (the "Company") entered into a Forbearance and Modification Agreement (the "Agreement") with it principal lenders under its revolving credit agreement, with an effective date of November 14, 2000. The Agreement provides that its lenders will refrain from exercising their rights and remedies with respect to "Identified Defaults" through December 31, 2000, or, if extended pursuant to the terms of the Forbearance Agreement, through January 31, 2001. The forbearance is being provided by the lenders to allow the Company to secure replacement financing. The unpaid principal balance on this credit facility as of the date of this report amounted to $48,956,971.24.

The Agreement includes, among other things:

- An increase in interest rates. Through December 31, 2000, the non-default interest rate is the prime rate plus 2%, and the default rate is the prime rate plus 5%. As of January 1, 2001, the non-default interest rate is the prime rate plus 3% and the default rate is the prime rate plus 6%.


-    No new advances will be made under the revolving line of credit.

- There is a limitation on capital expenditures through the end of the forbearance period.

- The Company has been required to provide additional collateral to the lenders.

- The Company is required to maintain minimum accounts receivable and inventory levels.

- The Company is required to pursue the sale of certain of its assets and to seek separate financing on certain of its foreign assets.

- The Company is required to obtain from its principal shareholder and Chairman of the Board, George Wallner, a cash infusion of at least $1.5 million. Mr. Wallner invested $1.5 million on December 27, 2000, and the Company issued him a subordinated note due February 1, 2001.

- The Company is required to reimburse certain of the lending groups' costs and expenses.

- Restrictions have been placed on the Company's ability to use funds for its Golden Eagle Leasing subsidiary.
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A complete copy of the Forbearance and Modification Agreement is filed herewith as Exhibit 10-A.



The Company also reported that lenders to its Golden Eagle Leasing subsidiary, Webster Bank and Tokyo Leasing, have suspended funding further lease receivables, pending the Company securing a new principal financing facility.


The Company is in the process of seeking to refinance its current lending arrangements. If the Company is unable to refinance its credit agreements, it will need to obtain additional waivers from its current lending group. There can be no assurance that the Company will obtain alternative financing or, that if it does not, additional waivers will be granted by its current lenders. In such event, the Company's ability to continue to operate in the ordinary course would be materially adversely affected.

Exhibit Number                     Description
--------------                     -----------
10-A                               Forbearance and Modification Agreement, dated
                                   December 22, 2000

10-B                               Subordinated Promissory Note, dated
                                   December 27, 2000

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HYPERCOM CORPORATION


Date: December 28, 2000            /s/ Jonathon E. Killmer
                                       -----------------------------------------
                                       Jonathon E. Killmer
                                       Chief Operating Officer and
                                       Chief Financial Officer